         As filed with the Securities and Exchange Commission on June 15, 2001.
                                                    Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                  VERSICOR INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  04-3278032
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)

                              34790 Ardentech Court
                            Fremont, California 94555
                    (Address of principal executive offices)


                    VERSICOR INC. 1997 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                              George F. Horner III
                                President and CEO
                              34790 Ardentech Court
                            Fremont, California 94555
                                 (510) 739-3000
(Name, address, and telephone number, including area code, of agent for service)

                               -------------------

                                     COPY TO
                                 Peter T. Healy
                              O'Melveny & Myers LLP
                             Embarcadero Center West
                               275 Battery Street
                         San Francisco, California 94111
                                 (415) 984-8700

                         CALCULATION OF REGISTRATION FEE

=========================== ==================== ===================== ======================= =====================
Title of securities to be   Amount to be         Proposed maximum      Proposed maximum        Amount of
registered                  registered           offering price per    aggregate offering      registration fee
                                                 unit                  price
--------------------------- -------------------- --------------------- ----------------------- ---------------------
Common Stock, $.001 par     3,535,383 shares(1)  $12.20(2)             $43,131,673(2)          $10,783(2)
value
=========================== ==================== ===================== ======================= =====================

(1) This registration statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights, which by reason of certain events specified in the Versicor Inc. 1997 Equity Incentive Plan (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 11, 2001, as reported on the Nasdaq National Market System.

The Exhibit Index for this Registration Statement is at page 6.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of Versicor Inc. (the "Company") filed with the Commission are incorporated herein by reference:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2001, (registration number 000-31145);

                  (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (registration number 000-31145); and

                  (c) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 25, 2000 (registration number 000-31145)(which incorporates the description of the Common Stock from the Company's Registration Statement on Form S-1, dated March 22, 2000, as subsequently amended (registration number 333-33022)).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Common Stock, par value $0.001 (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act. Therefore, the description of the securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to Sections 102(b)(7) and 145 of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions eliminating or limiting the personal liability of the members of the Company's board of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director. This does not apply for any breach of a director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, for paying an unlawful dividend or approving an illegal stock repurchase, or for any transaction from which a director derived an improper personal benefit.

         The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The Company's power to indemnify applies only if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         In the case of an action by or in the right of the Company, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

         The Company has the power to purchase and maintain insurance on behalf of any person covering any liability incurred by such person in his or her capacity as a director, officer, employee or agent of the Company, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability.

         The foregoing summaries are necessarily subject to the complete text of the statute, Amended and Restated Bylaws and Restated Certificate of Incorporation referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See the attached Exhibit Index at page 6.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                                    (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 15, 2001.

                                  VERSICOR INC.

                                  By:      /s/ George F. Horner III
                                           ---------------------------------
                                           George F. Horner III
                                           President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints George F. Horner III and Dov A. Goldstein, M.D. and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                                 Date
              ---------                                       -----                                 ----

/s/ David V. Milligan, Ph.D.                          Chairman of the Board                      June 15, 2001
------------------------------------
David V. Milligan, Ph.D


/s/ George F. Horner III                      President, Chief Executive Officer and             June 15, 2001
------------------------------------                         Director
George F. Horner III                               (principal executive officer)


/s/ Richard J. White, Ph.D.                     Executive Vice President, Chief                  June 15, 2001
------------------------------------            Scientific Officer and Director
Richard J. White, Ph.D


/s/ Dov A. Goldstein, M.D.                          Vice President-Finance and                   June 15, 2001
------------------------------------                 Chief Financial Officer
Dov A. Goldstein, M.D.                     (principal financial and accounting officer)


              Signature                                       Title                                 Date
              ---------                                       -----                                 ----

/s/ Timothy J. Barberich                                     Director                            June 15, 2001
------------------------------------
Timothy J. Barberich

/s/ James H. Cavanaugh, Ph.D.                                Director                            June 15, 2001
------------------------------------
James H. Cavanaugh, Ph.D

/s/ Mark Leschly                                             Director                            June 15, 2001
------------------------------------
Mark Leschly

/s/ Lori F. Rafield, Ph.D.                                   Director                            June 15, 2001
------------------------------------
Lori F. Rafield, Ph.D

/s/ Christopher T. Walsh, Ph.D.                              Director                            June 15, 2001
------------------------------------
Christopher T. Walsh, Ph.D


                                  EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
4.1*      Versicor Inc. 1997 Equity Incentive Plan.

4.2*      Form of Common Stock Certificate.

5.1       Opinion of O'Melveny & Myers, LLP (opinion regarding legality).

23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2      Consent of O'Melveny & Myers, LLP (included in Exhibit 5.1).

24.1      Powers of Attorney (included in this Registration Statement on page 4).


* Previously filed and incorporated by reference from the Company's Registration Statement on Form S-1 filed with the Commission on March 22, 2000 (registration number 333-33022), as amended.